UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600 Spokane, WA		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (509) 835-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01Other Events

On August 30, 2018, PotlatchDeltic Corporation (the “Company”) announced that its board of directors has approved a quarterly dividend of $0.40 per share on the Company’s common stock. The dividend is payable on September 28, 2018 to stockholders of record on September 14, 2018.

The Board also approved a special dividend on the Company’s common stock of approximately $222 million, or $3.54 per share based upon the number of shares currently outstanding.  The special dividend amount equal’s the Company’s determination of the accumulated earnings and profits of Deltic Timber Corporation as of February 20, 2018, the date Deltic merged into a wholly-owned subsidiary of the Company and must be distributed by the Company prior to year-end in order to maintain the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.  The special dividend is payable on November 15, 2018, to stockholders of record on September 27, 2018.

Up to 20%, or $44.4 million of the special dividend will be paid in cash (“Cash Amount”), with the balance of the special dividend to be paid in shares of the Company’s common stock.  Stockholders will have the option to elect to receive their special dividend in all cash or all stock, however the aggregate amount of cash to be distributed will not exceed the Cash Amount, with the balance of the special dividend payable in the form of common stock.  If the aggregate amount of stockholder cash elections exceeds the Cash Amount, then the payment of such cash elections will be made on a pro rata basis to stockholders who made the cash election such that the aggregate amount paid in cash to such stockholders equals the Cash Amount, with the balance paid in shares of common stock.  Stockholders electing all shares, or failing to make an election, will receive all shares.

Election forms will be mailed to the stockholders promptly following the record date, and must be returned before the election deadline of 5:00p.m., Eastern Standard Time, on November 9, 2018.  The Company will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Cash Amount.  The amount of shares of common stock to be distributed will be determined on the results of the stockholder elections and the volume weighted average price of the Company’s common stock for the three trading days commencing on November 12, 2018.  The Company intends that the cash and stock portions of the special dividend will be treated as a taxable dividend to its shareholders for U.S. federal income tax purposes.

Georgeson will serve as PotlatchDeltic’s Information Agent for the special dividend and Computershare will serve as the Company’s election and disbursing agent.

A copy of the press release announcing the quarterly dividend and the special dividend is attached hereto as Exhibit 99.1 and is incorporated by reference.

Cautionary Statement Concerning Forward-Looking Statements

This communication contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to discussions of strategy, plans or intentions related to our REIT status, our capital resources and the special dividend. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond our control, including adjustments to the amount and timing of the special dividend that could require an additional dividend to complete the accumulated profits and earnings distribution in accordance with REIT requirements, and the other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our most recent Quarterly Reports on Form 10-Q filed with the SEC.  We assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date

Item 9.01Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit NumberDescription

99.1Press Release dated August 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2018

POTLATCHDELTIC CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

Exhibit Number	Description
99.1	Press Release – August 30, 2018